Exhibit 99.1

Akorn Confirms Discussions with Fresenius Kabi

LAKE FOREST, Ill., April 7, 2017 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq:AKRX), a leading specialty generic pharmaceutical company, today confirmed that Akorn is currently in discussions with Fresenius Kabi, a subsidiary of Fresenius SE & Co. KGaA (FWB:FRE), concerning a potential acquisition of Akorn.

Entry into a formal agreement with respect to a transaction remains subject to, among other things, approval by the Executive Board and Supervisory Board of Fresenius Management SE and the board of directors of Akorn.

There can be no assurance any transaction will result from these discussions, or as to the terms of any such transaction.  Neither Fresenius SE & Co. KGaA nor Akorn intend to make any additional comments regarding these negotiations unless and until it is appropriate to do so, or a formal agreement has been reached.

About Akorn
Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue”, “potential” or similar words. A number of important factors could cause actual results of Akorn and its subsidiaries to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to, (i) the possibility that a potential transaction involving Fresenius will not be entered into or completed; (ii) if a transaction is entered into, the terms and conditions of any such transaction; (iii) whether the potential benefits of any transaction would be realized; and (iv) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (as filed with the Securities and Exchange Commission on March 1, 2017) and other risk factors identified herein or from time to time in our periodic filings with the Securities and Exchange Commission.  In addition, if a formal agreement in respect of the transaction is reached, there will be uncertainties related to (a) the risk that the proposed transaction may not be completed in a timely manner or at all; (b) the failure to receive, on a timely basis or otherwise, any required approval of the proposed transaction by Akorn’s shareholders; (c) the possibility that competing offers or acquisition proposals for Akorn will be made; (d) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (e) the occurrence of any event, change or other circumstance that could give rise to the termination of the formal agreement in respect of the transaction, including in circumstances which would require Akorn to pay a termination fee or other expenses; (f) the effect of the announcement or pendency of the potential transaction on Akorn’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (g) risks related to diverting management’s attention from Akorn’s ongoing business operations; and (h) the risk that shareholder litigation in connection with the potential transaction may result in significant costs of defense, indemnification and liability. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements.  These forward-looking statements are based on information, plans and estimates at the date of this report. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Investors/Media:
Stephanie Carrington
ICR, Inc.
(646) 277-1282
Stephanie.carrington@icrinc.com